EXHIBIT INDEX

(h)(9) Copy of Participation Agreement dated October 1, 2002 among Variable Insurance Products Funds, Fidelity Distributors and IDS Life Insurance Company.

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for Succession Select.

(n) Consent of Independent Auditors for Succession Select dated April 25, 2003 - Ernst & Young LLP.

(r)(3) Power of Attorney to sign amendments to this Registration Statement dated April 16, 2003.